UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 26, 2026
NAUTICUS ROBOTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40611	87-1699753
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
17146 Feathercraft Lane, Suite 450, Webster, TX 77598
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (281) 942-9069
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KITT	The Nasdaq Stock Market LLC
Warrants	KITTW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 26, 2026, Nauticus Robotics, Inc. (the “Company”) entered into an Exchange Agreement (the “Exchange Agreement”) with a certain institutional investor (the “Holder”).

The Exchange Agreement relates to the Senior Secured Term Loan Agreement, dated September 18, 2023, as amended (the “Term Loan Agreement”), by and among the Company and certain institutional investors. Pursuant to the Exchange Agreement, the Holder may exchange in one or more exchanges, portions of certain secured convertible term loans of the Company (the “Existing Convertible Securities”) into Series C Preferred Stock, and the Holder agreed to exchange approximately $4.0 million of outstanding Existing Convertible Securities (including accrued interest and other amounts outstanding under the Term Loan Agreement) into 4,800 shares of the Company’s Series C Convertible Preferred Stock (the “Series C Preferred Stock”), having an aggregate stated value of approximately $4.8 million as set forth and subject to the terms and conditions in the Exchange Agreements.

The exchange was effected in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).

Under the Exchange Agreement, the Holder also has the right, subject to the terms and conditions set forth therein, to require the Company to complete one or more additional exchanges of remaining indebtedness outstanding under the Term Loan Agreement for additional shares of Series C Preferred Stock during the term of the Exchange Agreement.

On June 26, 2026, the Company and the institutional investor closed the exchange. The Company issued 4,800 shares of Series C Preferred Stock to such investor.

The foregoing description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the Exchange Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report is incorporated herein by reference. The issuance and issuance of the 4,800 shares of Series C Preferred Stock were undertaken in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act. No commission or other remuneration was paid or given, directly or indirectly, for soliciting the exchange.

The securities issued in the exchange have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold absent registration or an applicable exemption from the registration requirements thereof. The securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Neither this Report nor the exhibits attached hereto, is an offer to sell or the solicitation of an offer to buy the securities described herein.
Item 7.01. Regulation FD Disclosure

The information contained in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 8.01. Other Events

On June 30, 2026, the Company issued a press release announcing, among other things, the entry into the transaction described herein. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit	Description
10.1*+	Form of Exchange Agreement, dated as of June 26, 2026 by and between Nauticus Robotics, Inc. and the investor party named therein.
99.1	Press Release dated June 30, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*    Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.
+    Certain portions of this document that constitute confidential information have been redacted pursuant to Item 601(b)(10) of Regulation S-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 30, 2026	Nauticus Robotics, Inc.

	By:	/s/ Michael A. Ferrier
		Name:	Michael A. Ferrier
		Title:	General Counsel